Exhibit 99.1

NextNav Inc. Reports Fourth Quarter and Full Year 2024 Results

Successfully Completed Lab and Field Demonstrations Validating Effectiveness of NextNav's 5G PRS-based PNT solution

NOI Issued by FCC Chairman Carr Demonstrates Commitment to GPS Complement and Backup

RESTON, VA., March 12, 2025 – NextNav Inc. (NASDAQ: NN) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported financial results for NextNav’s fourth quarter and full year ended December 31, 2024.

Mariam Sorond, NextNav CEO said, “2024 was a pivotal year for NextNav as we established a strong foundation to advance our vision for a terrestrial complement and backup to GPS. We made significant progress through our regulatory efforts and our engagement in engineer-to-engineer dialogue with key stakeholders.

As we enter 2025, we are eager to continue working with the Federal Communications Commission (“FCC”), now led by Chairman Carr. The recently released draft Notice of Inquiry highlights the critical need for a complement and backup to GPS. Chairman Carr’s prompt action is a foundational step in advancing a critical national security need and we are ready to work alongside the Chairman and Commissioners and FCC staff to move towards GPS resiliency.

Beyond regulatory initiatives, we are actively advancing our NextGen solution. We recently completed lab and field demonstrations of our innovative PNT solution and entered into agreements to build an over-the-air demonstration network featuring 5G-based terrestrial 3D PNT with standards-compliant equipment. We are excited about the progress to date and remain focused on executing our strategic roadmap and driving innovation in geolocation technology.”

Recent Operational Highlights

  NextNav Published Poll of Bipartisan Support for GPS Backup and Complement: On March 10, 2025, NextNav released the results of a poll by Public Policy Polling which showed overwhelming bipartisan support for a complement and backup to GPS fueled by implications for public safety, national security, global competition, and economic stability.
  NextNav Submits Filing with FCC Detailing Technical Analysis of Coexistence with Unlicensed: On February 27, 2025, NextNav filed a detailed technical analysis of co-existence with the FCC, showing that unlicensed operations can continue in the band in the presence of 5G.
  NextNav Successfully Demonstrates Positioning Reference Signal-Based PNT Technology: NextNav successfully completed lab and field demonstrations of its innovative PNT solution based on Positioning Reference Signal (PRS) standards in 5G waveforms. The tests validated the effectiveness of NextNav's 5G PRS-based PNT solution, demonstrating precise timing synchronization and robust positioning capabilities, establishing a foundation for widespread commercial deployment.

  Peake Advisors (Diane Rinaldo) Files Literature Review with FCC: A leading expert in 5G and telecommunications security, Diane Rinaldo, filed a literature review with the FCC on February 21, 2025. The review emphasizes the severe risks of prolonged GPS disruptions to national security and infrastructure and the benefits of a system-of-systems approach to PNT modernization -- fortifying GPS while diversifying backup solutions across space- and terrestrial-based systems.
  Renee Gregory Joins NextNav as VP of Regulatory Affairs: Joining NextNav in February, 2025, Renee will lead NextNav’s FCC approval and compliance efforts. Renee brings 20 plus years of experience across government and the private sector, having held senior advisory roles at the White House, NTIA, and FCC.

Three and Twelve Months Ended December 31, 2024 Financial Highlights

  Revenue: was $1.9 million in the three months ended December 31, 2024, as compared to $1.2 million in the prior year period. In the twelve months ended December 31, 2024, revenue was $5.7 million, as compared to $3.9 million in the prior year period. The increase in both the three and twelve months ended December 31, 2024, was primarily driven by an increase in service revenue from technology and services contracts with government and commercial customers.
1

  Operating Loss: was $14.8 million in the three months ended December 31, 2024, as compared to an operating loss of $19.9 million in the prior year period. In the twelve months ended December 31, 2024, operating loss was $60.1 million, as compared to $63.5 million in the prior year period. The decrease in both the three and twelve months ended December 31, 2024, was primarily driven by lower stock-based compensation expense, partially offset by higher payroll-related expenses and professional services.
  Net Loss: was $32.3 million in the three months ended December 31, 2024, including a loss on the change in fair value of warrants and liability associated with the Telesaurus asset purchase of $14.9 million, as compared to a net loss of $16.4 million in the prior year period, including a gain on the fair value of the warrants of $5.7 million. In the twelve months ended December 31, 2024, net loss was $101.9 million including a loss on the change in fair value of warrants, net of gain associated with the settlement of liability associated with the Telesaurus asset purchase, of $32.2 million, as compared to a net loss of $71.7 million in the prior year period, including a loss on the fair value of the warrants of $4.1 million.
  Balance Sheet: as of December 31, 2024, the Company had $80.1 million in cash, cash equivalents, and short-term investments and has $54.6 million in debt net of unamortized discount attributed to transaction costs and the issuance of warrants, with a gross value of $70.0 million.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 pm ET on Wednesday, March 12, 2025.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: https://registrations.events/direct/Q4I629366. After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

A replay will be available through March 19, 2025. To receive replay details, please register through the link above. After registering for replay details, each participant will be provided with call details and access codes to listen to the call playback.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation positioning, navigation and timing (PNT), enabling a whole new ecosystem of applications and services that rely upon 3D geolocation and PNT technology. Powered by low-band licensed spectrum, NextNav's positioning and timing technologies deliver accurate, reliable, and resilient 3D PNT solutions for critical infrastructure, GPS resiliency and commercial use cases.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

2

Source: NN-FIN

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the achievement of certain FCC-related milestones and FCC approvals, the ability to realize the broader spectrum capacity and the advancement of NextNav’s terrestrial 3D PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation terrestrial 3D PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment, potential growth opportunities, revenue, expenses, and profitability. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, those included in Part I, Item 1A, “Risk Factors” of the NextNav’s most recent Annual Report on Form 10-K, and in Part II, Item 1A, “Risk Factors” of the Company’s subsequent quarterly reports on Form 10-Q, as well as those otherwise described or updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Katie Eskwitt

Sloane & Company

Keskwitt@sloanepr.com

3

NextNav Inc.

Consolidated Balance Sheets

	December 31,
	2024 (unaudited)	2023
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$39,330	$81,878
Short term investments	40,785	3,954
Accounts receivable	3,301	2,332
Other current assets	2,629	3,056
Total current assets	$86,045	$91,220
Property and equipment, net of accumulated depreciation of $13,716 and $9,724 at December 31, 2024 and 2023, respectively	17,974	21,561
Operating lease right-of-use assets	17,368	19,267
Goodwill	16,966	17,977
Intangible assets, net	9,589	10,625
Other assets	13,798	1,508
Total assets	$161,740	$162,158

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$858	$391
Accrued expenses and other current liabilities	8,536	6,592
Operating lease current liabilities	2,462	2,523
Deferred revenue	288	297
Total current liabilities	$12,144	$9,803

Warrants	28,707	7,053
Operating lease noncurrent liabilities	14,352	15,145
Other long-term liabilities	1,795	1,614
Long-term debt, net of debt issuance cost and discount	54,621	48,447
Total liabilities	$111,619	$82,062

Stockholders’ equity:
Common Stock, authorized 500,000,000 shares; 131,268,940 and 111,261,434 shares issued and 131,136,712 and 111,132,222 shares outstanding at December 31, 2024 and 2023, respectively	$14	$12
Additional paid-in capital	912,241	837,416
Accumulated other comprehensive income	665	2,198
Accumulated deficit	(862,106)	(760,227)
Common stock in treasury, at cost, 132,228 and 129,212 shares at December 31, 2024 and December 31, 2023, respectively	(693)	(665)
Total stockholders’ equity	$50,121	$78,734
Non-controlling interests	—	1,362
Total liabilities and stockholders’ equity	$161,740	$162,158

4

NextNav INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(IN THOUSANDS, EXCEPT SHARE DATA)

	Year Ended December 31,
	2024 (unaudited)	2023

Revenue	$5,669	$3,862
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	10,777	12,743
Research and development	16,242	19,503
Selling, general and administrative	33,510	30,324
Depreciation and amortization	5,238	4,821
Total operating expenses	$65,767	$67,391
Operating loss	(60,098)	(63,529)
Other income (expense):
Interest expense, net	(9,401)	(3,664)
Change in fair value of warrants	(33,177)	(4,101)
Other income (loss), net	970	(220)
Loss before income taxes	$(101,706)	$(71,514)
Provision for income taxes	173	221
Net loss	$(101,879)	$(71,735)
Foreign currency translation adjustment	(1,533)	827
Comprehensive loss	$(103,412)	$(70,908)
Net loss	$(101,879)	$(71,735)
Net loss attributable to common stockholders	$(101,879)	$(71,735)
Weighted average of shares outstanding – basic and diluted	121,500	107,972
Net loss attributable to common stockholder per share – basic and diluted	$(0.84)	$(0.66)

5

 NextNav INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2024 (unaudited)	2023
	(in thousands)
Operating activities
Net loss	$(101,879)	$(71,735)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,238	4,821
Equity-based compensation	13,856	21,838
Change in fair value of warrant liability	33,177	4,101
Change in fair value of Asset Purchase Agreement liability	(966)	—
Realized and unrealized gain on marketable securities	(888)	(546)
Equity method investment loss	175	191
Asset retirement obligation accretion	76	66
Amortization of debt discount	6,174	3,151
Changes in operating assets and liabilities:
Accounts receivables	(969)	(164)
Other current assets	388	537
Other assets	110	119
Accounts payable	467	(627)
Deferred revenue	(9)	202
Accrued expenses and other liabilities	5,990	1,884
Operating lease right-of-use assets and liabilities	1,052	722
Net cash used in operating activities	$(38,008)	$(35,440)

Investing activities
Capitalization of costs and purchases of network assets, property, and equipment	(350)	(2,751)
Purchase of internal use software	(442)	(983)
Purchase of marketable securities	(82,443)	(37,441)
Sale and maturity of marketable securities	46,500	42,249
Payment for Asset Purchase Agreement liability	(2,732)	—
Net cash provided by (used in) investing activities	$(39,467)	$1,074

Financing activities
Proceeds from senior secured notes	—	70,000
Payments towards debt issuance cost	—	(1,861)
Payments towards debt	(111)	(110)
Proceeds from exercise of common stock options	3,787	73
Proceeds from exercise of common warrants	31,387	882
Redemption of non-controlling interests	40	—
Net cash provided by financing activities	$35,103	$68,984
Effect of exchange rates on cash and cash equivalents	(176)	30
Net increase (decrease) in cash and cash equivalents	(42,548)	34,648
Cash and cash equivalents at beginning of period	81,878	47,230
Cash and cash equivalents at end of period	$39,330	$81,878

Non-cash investing and financing information and supplemental disclosures
Capital expenditure included in Accrued expenses and other current liabilities	$78	$285
Reclassification of warrant liability to common stock warrants	$11,523	$1,248
Issuance of warrants	$—	$22,843
Interest paid in shares	$3,842	$1,888
Interest paid in cash	$3,502	$1,808
Income taxes paid, net	$195	$147

6